EXHIBIT 10.25

                                                 Employee's Name: George K. Farr


                        AMENDMENT TO EMPLOYMENT AGREEMENT

       THIS AMENDMENT (this "Amendment"), dated as of August 18, 1998, supplements and amends the Employment Agreement, dated January 1, 1996 (the "Agreement"), by and between SUPERIOR SERVICES, INC., a Wisconsin corporation (the "Company"), and the named executive set forth above (the "Employee"). All defined terms used herein and not defined shall have the same meaning as in the Agreement.

                               W I T N E S S E T H

       WHEREAS, pursuant to Section 8 of the Agreement, the Employee and the Company desire to supplement and amend the Agreement as specifically set forth in this Amendment.

       NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein set forth, and for other valuable consideration, the parties hereto covenant and agree as follows:

       1. Section 4(A) of the Agreement is hereby amended and restated to read in its entirety as follows:

              "(A) Termination by the Company. The employment of the Employee under this Agreement, while the Employee is on active status, may be terminated at any time by the Company:

                     (i)  if  the  Board  of  Directors  of  the  Company  (by a
              two-thirds vote) shall determine that this Agreement shall be terminated for 'Cause;' provided, however, that the Employee shall not be deemed to have been terminated for Cause without (i) reasonable written notice to the Employee, setting forth the reasons for the Company's intention to terminate him for 'Cause;'
              (ii) an opportunity for the Employee, together with his counsel, to be heard before the Board; and (iii) delivery to the Employee of a written notice of termination (which date of delivery of such notice shall be the 'Early Termination Date') from the Board, finding that, in the good faith reasonable opinion of the Board (as evidenced by a two-thirds vote thereof), the Employee was guilty of conduct constituting 'Cause' and specifying the particulars thereof in detail; for purposes of this Agreement, 'Cause' shall mean the following and only the following: the Employee's final and nonappealable conviction of, and sentencing for, a felony offense for a crime involving an act by the Employee of conduct on behalf of the Company that results in the Employee being physically imprisoned in a federal or state penitentiary; or


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                     (ii) for any reason, in its sole discretion,  after written notice to the Employee, which termination shall be effective at the end of the term of this Agreement as in effect at the date of such notice, so that the term of this Agreement will not be shortened by such notice of termination, but no future extensions of the term hereof shall occur after such notice.

       2. Section 4(B) of the Agreement is hereby amended and restated to read in its entirety as follows:

              "(B) Termination Payment and Benefits. In the event of termination of the Employee's employment under this Agreement by the Company under Section 4(A)(i), the Employee shall only be entitled to receive the monthly installment of his Base Salary being paid at the time of such termination and, notwithstanding anything to the contrary herein contained, the Employee shall receive all compensation, expense reimbursements and other benefits to which he is otherwise entitled hereunder through the date of the Employee's termination for Cause and, in addition, shall receive all other benefits to which he is otherwise entitled under any benefit plans as then in effect or otherwise under this or any other agreement. If this Agreement is terminated pursuant to
              Section 4(A)(ii), the Company shall be obligated to pay to the Employee a severance payment equal to the average of the Employee's annual total compensation reportable by the Company on Form W-2 (i.e., base salary, plus bonus amounts and all other taxable compensation) over the five (5) fiscal years of the Company (or such shorter period that the Employee has been employed by the Company) immediately prior to such termination, multiplied by three (3). Such severance payment shall be payable in a lump sum payment within fifteen (15) days of the termination of the Employee's employment. If this Agreement is terminated pursuant to Section 4(A)(ii), until the Employee reaches age 85, the Employee and his wife, and each of their children until they reach the age of 21, shall also each be entitled to receive, without premium, co-pay or deductible charges, full health and medical, dental and vision care as provided by the Company to its senior executive employees; provided, that the Employee and his wife shall not be limited to their choice(s) of doctor or the location(s) at which such care is provided. If, after this Agreement is terminated pursuant to Section 4(A)(ii), the Employee dies prior to reaching age 85, his wife shall continue to receive such health care benefits on the same terms and conditions, until the date when the Employee would have otherwise reached age 85 but for his death, and each of their children shall continue to receive such health care benefits on the same terms and conditions until they reach age 21."



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       3. Section 4(C) of the  Agreement is hereby  amended and restated to read in its entirety as follows:

              "(C) Termination by Employee; Automatic Termination Upon Change in Control.

                     (i) Employee shall have the right at any time during his employment, by giving written notice to the Secretary of the Company, to terminate the Employee's employment under this Agreement effective ninety (90) days after the date on which such notice is given by the Employee. In the event the Employee shall make such election under this Subsection 4(C)(i), the Employee shall, in addition to all other reimbursements, payments, or other allowances required to be paid under this Agreement or under any other plan, agreement, or policy which survives the termination of this Agreement, be entitled to be paid, the Base Salary payable during such ninety (90) day period following the giving of such notice. Thereupon, this agreement shall terminate and Employee shall have no further rights under or be entitled to any other benefits of this Agreement, provided that the provisions of
              Section 5 shall survive such termination.

                     (ii) In the event of a Change in Control of the Company, as defined in the Key Executive Employment and Severance Agreement, dated as of August 15, 1995, between the Company and the Employee, as amended (the 'KEESA'), this Agreement shall automatically be terminated upon such Change in Control of the Company, except that the provisions of this Subsection 4(C)(ii) and Section 5 hereof shall survive such termination and, on the effective date of such Change in Control of the Company (in addition to any other payments or benefits to which the Employee is otherwise entitled under this Agreement, the KEESA or otherwise), the Company shall pay or issue to the Employee the maximum amount of all cash, stock option and other bonuses and benefits that the Employee would otherwise have been eligible to receive for the year in which such Change in Control of the Company occurs, prorated for the portion of such year then completed. Beginning immediately from and after the effective date of the Change in Control of the Company and the termination of the Employee's employment hereunder, the Employee shall continue to serve the Company as an independent contractor consultant from the date of the Change in Control of the Company through the expiration of the then current term of this Agreement that would otherwise have been in effect without taking into account such Change in Control of the Company (the 'Consultancy Period'). During the Consultancy Period, the Company shall pay the Employee, in cash, on a monthly basis, consulting fees equal to the Employee's Base Salary then in effect at the date of the Change in Control of the Company. During the Consultancy Period, the Employee shall not be required to devote, and payment of the Employee's compensation and benefits under this Subsection 4(C)(ii) may not be conditioned on, delayed, withheld or diminished by the Employee's failure to devote any

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              specific amount of time, energy, effort, expertise or ability as a consultant to the Company or to perform any services to the Company at any particular time and/or location or to any specified level or expectation of performance or results. The Employee may perform his consulting services under this Subsection in such manner, at such times and in such locations (including by telephone, mail, facsimile, telecommunication or the like) as the Employee determines in his discretion is appropriate or adequate under the circumstances. During the Consultancy Period, either the Employee or the Company may, upon notice to the other party as provided herein, elect to immediately terminate the Consultancy Period, whereupon the entire amount of the consulting fees that would otherwise have been paid to the Employee through the end of the Consultancy Period shall be accelerated and the Company shall pay all such fees to the Employee in a single lump-sum cash payment within ten (10) days of the date of such notice. If the Employee dies or becomes permanently disabled (for purposes of Section 4(E) below) during the Consultancy Period, then the payment of the consulting fees that would otherwise have been paid to the Employee through the end of the Consultancy Period shall be accelerated and the Company shall pay all such fees to the Employee or his fiduciary in a single lump-sum cash payment within ten (10) days of such death or disability. For purposes of this paragraph, the term 'Company' refers to the Company or to its acquiror as appropriate."

       4. Section 4(F) of the Agreement is hereby amended and restated to read in its entirety as follows:

              "(F) Effect of KEESA. This Agreement shall be subject in all respects to the provisions of the KEESA. This Agreement (other than Subsection 4(C)(ii) and Section 5 hereof) shall terminate upon a Change in Control of the Company, as defined in the KEESA. In such event, the Employee shall have no further rights or obligations under this Agreement (other than pursuant to Subsection 4(C)(ii) hereof)."

       5. Except as specifically set forth above, all other terms and conditions of the Agreement shall continue in full force and effect, unaffected by this Amendment. This Amendment shall be effective for all purposes immediately as of the date first written above.


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       IN WITNESS  WHEREOF,  the  Executive and the Company have set their hands hereto as of the date above.

                                       SUPERIOR SERVICES, INC.



______________________________         By:______________________________
 Executive                                 G. W. "Bill" Dietrich
                                           President and Chief Executive Officer


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